Exhibit 5.2

525 W. Monroe Street Chicago, IL 60661-3693 312.902.5200 tel 312.902.1061 fax www.kattenlaw.com

December 14, 2022

CleanSpark, Inc.

2370 Corporate Circle, Suite 160

Henderson, Nevada

Re:	CleanSpark, Inc.
Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to CleanSpark, Inc., a Nevada corporation (the “Company”), in connection with the preparation of the Post-Effective Amendment No. 1 to Registration Statement (File No. 333-254290) on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), with respect to the registration and public offering by the Company, from time to time, pursuant to Rule 415 under the Act, of up to $500,000,000 of securities, consisting of the following:

(i)	common stock, $0.001 par value, of the Company (“Common Stock”);

(ii)	preferred stock, $0.001 par value, of the Company, of one or more classes or series (“Preferred Stock”);

(iii)

senior debt securities of the Company (the “Senior Debt Securities”) and subordinated debt securities of the Company (the “Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”);

(iv)	warrants to purchase Common Stock, Preferred Stock and/or Debt Securities (“Warrants”);

(v)	subscription rights to purchase shares of Common Stock, Preferred Stock and/or Debt Securities (“Subscription Rights”); and

(vi)	units comprised of one or more of the securities described above in any combination (“Units”).

The Common Stock, Preferred Stock, Debt Securities, Warrants, Subscription Rights and Units are referred to herein as the “Securities.”

The Registration Statement also includes a prospectus supplement (the “ATM Prospectus Supplement”) relating to the offer and sale of shares of the Company’s Common Stock having an aggregate offering price of up $500,000,000 in accordance with the At The Market Offering Agreement, dated as of June 3, 2021 (the “Original ATM Agreement”), as amended by Amendment No. 1, dated as of

KATTEN MUCHIN ROSENMAN LLP

CENTURY CITY        CHARLOTTE        CHICAGO        DALLAS        HOUSTON         LOS ANGELES

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A limited liability partnership including professional corporations

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

December 14, 2022 (the “ATM Agreement Amendment” and, together with the Original ATM Agreement, the “ATM Agreement,” and the offering of all such Common Stock, collectively, the “ATM Offering”). Accordingly, all of the $500,000,000 in Securities available under the Registration Statement has initially been allocated to the ATM Offering pursuant to the ATM Prospectus Supplement. The Registration Statement also includes a prospectus that covers the resale from time to time of up to 2,691,065 shares of the Company’s Common Stock initially issued or issuable to Mawson Infrastructure Group, Inc. (the “Selling Shareholder”) pursuant to that certain Purchase and Sale Agreement, dated as of September 8, 2022, by and among the Company, CSRE Properties Sandersville, LLC, Luna Squares, LLC and the Selling Shareholder.

The Senior Debt Securities are to be issued pursuant to a Senior Debt Indenture (the “Senior Indenture”), and the Subordinated Debt Securities are to be issued pursuant to a Subordinated Debt Indenture (the “Subordinated Indenture”), the forms of which have been filed as exhibits to the Registration Statement (collectively, the “Indentures”) and are to be entered into, in each case, between the Company and a trustee (the “Trustee”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act in respect of the Debt Securities, Warrants, Subscription Rights and Units.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and officers of the Company. We have also relied, to the extent we have determined such reliance to be appropriate, without independent investigation and with the permission of Brownstein Hyatt Farber Schreck, LLP, on the opinion of Brownstein Hyatt Farber Schreck, LLP, dated of even date herewith, as Nevada counsel to the Company, which is filed as Exhibit 5.1 to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (i) the Registration Statement, (ii) the form of Senior Indenture filed as an exhibit to the Registration Statement, and (iii) the form of Subordinated Indenture filed as an exhibit to the Registration Statement.

In connection with this opinion, we have assumed at all applicable times the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have assumed that the Company is, and at all times will be, duly organized and in good standing under the laws of Nevada and has or will have the corporate power and authority to enter into and perform its obligations under and, in respect of, the Debt Securities, the Warrants, the Subscription Rights and the Units, and under and in respect of all agreements and instruments under which any such Securities shall be offered or issued, and with respect to all documents executed or to be executed by parties, we have assumed that such parties had or will have the power and authority, corporate or other, to enter into and perform all obligations thereunder and have also assumed the valid existence of such parties, the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents.

In addition, we have assumed that (i) any amendments to the Registration Statement will, to the extent applicable, have become effective under the Act and the effectiveness of the Registration Statement (or any amendment thereof) shall not have been terminated or rescinded, (ii) some or all of the amount allocated to the Common Stock for purposes of the ATM Offering will be allocated to other Securities; (iii) a prospectus supplement and any required pricing supplement will have been timely filed with the Commission describing the Securities offered thereby, (iv) all Debt Securities, Warrants, Subscription Rights and Units will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement, the applicable prospectus supplement and any applicable pricing supplement, (v) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities, Warrants, Subscription Rights or Units offered will be duly authorized and validly executed and delivered by the Company and the other parties thereto, (vi) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, (vii) there will be no terms or provisions contained in any agreement pursuant to which any Securities are to be issued that would affect the opinions rendered herein, (viii) any agreement pursuant to which any Securities shall be offered or issued shall be governed by New York law, (ix) the Company’s entry into the Senior Indenture in the form of Exhibit 4.1 to the Registration Statement will be duly authorized and approved, and the Senior Indenture will be entered into by the Company and the Trustee in the form of Exhibit 4.1 to the Registration Statement, (x) the Company’s entry into the Subordinated Indenture in the form of Exhibit 4.2 to the Registration Statement will be duly authorized and approved, and the Subordinated Indenture will be entered into by the Company and the Trustee in the form of Exhibit 4.2 to the Registration Statement, and (ix) all actions are taken by the Company (A) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and (B) so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Our opinions set forth below are subject to (i) the effects of bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers), (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the enforceability of the Debt Securities, Warrants, Subscription Rights or Units, to the extent applicable, are considered in a proceeding at law or in equity), (iii) the possible unenforceability of indemnity, exculpation and contribution provisions, (iv) the effect and possible unenforceability of choice of law provisions, (v) the possible unenforceability of provisions purporting to waive rights or defenses where such waiver is against public policy, (vi) the possible unenforceability of provisions purporting to exonerate any party for negligence or malfeasance, or to negate any remedy of any party for fraud, (vii) the possible unenforceability of forum selection clauses, (viii) the possible unenforceability of provisions permitting modification of an agreement only in writing, and (ix) the possible unenforceability of provisions purporting to allow action without regard to mitigation of damages.

On the basis of the foregoing and the other matters set forth herein, we hereby are of the opinion that:

(1)    Debt Securities. With respect to any series of Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (a) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, (b) the Trustee has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with (i) the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and (ii) the applicable definitive purchase, underwriting or similar agreement approved by the Board and duly executed and delivered by the Company, upon payment of the consideration therefor as provided therein, such Debt Securities will constitute valid and binding obligations of the Company.

(2)    Warrants. With respect to any Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to the Warrants (the “Warrant Agreement”), the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered by all of the parties thereto, and (c) such Warrants have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with (i) the provisions of the applicable Warrant Agreement and (ii) the applicable definitive purchase, underwriting or similar agreement approved by the Board and duly executed and delivered by the Company, or upon the conversion, exercise or exchange of other Securities in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion, exercise or exchange as approved by the Board, upon payment of the consideration therefor as provided therein, such Warrants and the related Warrant Agreement will constitute valid and binding obligations of the Company.

(3)    Subscription Rights. With respect to any Subscription Rights, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Subscription Rights, the terms, execution and delivery of the subscription agreement relating to the Subscription Rights (the “Subscription Agreement”), the terms of the offering thereof and related matters, (b) the Subscription Agreement has been duly authorized and validly executed and delivered by all of the parties thereto, and (c) such Subscription Rights have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with (i) the provisions of the applicable Subscription Agreement and (ii) the applicable definitive purchase, underwriting or similar agreement approved by the Board and duly executed and delivered by the Company, or upon the conversion, exercise or exchange of other Securities in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion, exercise or exchange as approved by the Board, upon payment of the consideration therefor as provided therein, such Subscription Rights and the related Subscription Agreement will constitute valid and binding obligations of the Company.

(4)    Units. With respect to any Units, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Units, the terms, execution and delivery of the unit agreement relating to the Units (the “Unit Agreement”), the terms of the offering thereof and related matters, (b) the Unit Agreement has been duly authorized and validly executed and delivered by all of the parties thereto, (c) such Units have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with (i) the provisions of the applicable Unit Agreement and (ii) the applicable definitive purchase, underwriting or similar agreement approved by the Board and duly executed and delivered by the Company, or upon the conversion, exercise or exchange of other Securities in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion, exercise or exchange as approved by the Board, and (d) the Securities to be issued as part of such Units have been duly and validly authorized and reserved for issuance, upon payment of the consideration therefor as provided therein, such Units and the related Unit Agreement will constitute valid and binding obligations of the Company.

Our opinions expressed above are limited to all of the limitations and qualifications contained herein. Our opinions expressed above are limited to the laws of the State of New York, and we do not express any opinion herein concerning any other law. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof and as of the effective date of the Registration Statement and we assume no obligation to advise you of changes that may thereafter occur or be brought to our attention.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.3 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Act or included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Katten Muchin Rosenman LLP

KATTEN MUCHIN ROSENMAN LLP

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